Amendment No. 4
                                 ---------------

                        Donegal Mutual Insurance Company
                              401(K) Plan ("Plan")

                                EGTRRA AMENDMENT


     In accordance with Section 8.1 of the Plan, the Plan is amended as follows:

     Preamble. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and the guidance issued thereunder. Except as otherwise expressly provided, this amendment is effective as of the first day of the first Plan Year beginning after December 31, 2001. This amendment supercedes the provisions of the Plan to extent they are inconsistent with the provisions of this amendment.

     1. Section 3.4(b), Limitation on Contributions.

        (b) Maximum Annual Addition. Except to the extent permitted under
Section 8 of this amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year, shall not exceed the lesser of:

            1. $40,000.00 as adjusted for increases in the cost of living under
Section 415(d) of the Code, or

            2. 100% of the Participant's compensation, within the meaning of
Section 415(c)(3) of the Code, for the limitation year.

     2. Section 1.1(d)(1), Increase in Compensation Limit.

        (1) The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000.00, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12 month period over which compensation is otherwise determined hereunder. A cost of living adjustment in effect for a calendar year applies to the annual compensation for the determination period that begins with or within such calendar year.

     3. Modification of Top-Heavy Rules.

        Article IX - Top Heavy Provisions and Definitions.
        --------------------------------------------------

        9.1(d). Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than

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$130,000.00 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.00. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 4169(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

        9.1(i). Determination of present values and amounts. This Section 9.1(i) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                (a) Distributions during year ending on the determination date. The present value of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

                (b) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

                9.7 Minimum benefits.

                    (a) Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                    (b) The minimum contribution requirements of Section 416(c)(2) of the Code shall be met in this Plan.

     4. Direct Rollovers of Plan Distribution.

        A. Modification of Definitions. For purposes of the direct roll over provisions in Section 3.5, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) or 457(b) of the Code an ineligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or

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instrumentality of a state or a political subdivision thereof which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

        B. Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such distribution paid directly to an eligible retirement plan.

     5. Rollovers from other plans.

        A. Direct rollovers. Pursuant to Section 3.3, the Plan will accept Participant rollover contributions and direct rollover of an eligible distribution from

           (i) A qualified plan described in Section 401(a) or 403(a) of the Code, excluding after tax employee contributions.

           (ii) An annuity contract described in Section 403(b) of the Code, excluding after tax employee contributions.

           (iii) An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of the state or any agency or instrumentality of a state or political subdivision of a state.

           (iv) A participant rollover contribution of the portion of the distribution from an individual retirement account or annuity described in
Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income.

        B. Rollovers disregarded in involuntary cash outs. The value of a Participant's non-forfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. If
the value of the Participant's nonforfeitable account balance as so determined is $5,000.00 or less, the Plan shall immediately distribute the participant's entire nonforfeitable account balance.

     6. Repeal of multiple use test. The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply to Plan Years beginning after December 31, 2001.

     7. Elective deferrals - contribution limitation. No Participant shall be permitted to have Elective Deferrals under this Plan or any other qualified plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 8 of this amendment (catch up contribution).

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     8. Catch-up contributions. All employees who are eligible to make Elective
Deferrals hereunder and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitation of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Sections 402(g) and 415 of the Code. This Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code as applicable, by reason of the making of such catch-up contributions.

     9. Suspension period following hardship distributions. A Participant who receives a distribution of Elective Deferrals after December 31, 2001 on account of hardship shall be prohibited from making Elective Deferrals under this and all other plans maintained by the Employer for 6 months after receipt of the distribution. A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and employee contributions under this Plan and all other plans maintained by the Employer for 6 months after the receipt of the distribution or until January 2, 2002, if later.

     10. Distribution upon severance of employment. A Participant's Elective Deferrals, qualified non-elective contributions, qualified matching contributions and earning attributable thereto shall be distributed on account of the Participant's severance from employment. However, such distribution shall be subject to the other provisions of this Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed. This Section shall apply to a Participant's severance from employment occurring after December 31, 2001.

     In Witness Whereof, the Employer has caused its duly authorized officers to execute this amendment as of the day and year first above written.

                                          Donegal Mutual Insurance Company


                                          By: /s/ Donald H. Nikolaus
                                              ----------------------------------
                                               Donald H. Nikolaus

Attest:


/s/ Ralph G. Spontak
------------------------------------
Ralph G. Spontak, Secretary


[Corporate Seal]

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